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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                            Current Report Pursuant
                         To Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): January 17, 1997

                                   MPTV, INC.

             (Exact Name of Registrant as Specified in its Charter)


                                     Nevada
                 (State or Other Jurisdiction of Incorporation)


            0-16545                                      88-0222781
  (Commission File Number)                (I.R.S. Employer Identification No.)


                                 3 Civic Plaza
                                   Suite 210
                        Newport Beach, California  92660
          (Address of Principal Executive Offices, Including Zip Code)


                                 (714) 760-6747
              (Registrant's Telephone Number, Including Area Code)





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Item 4.

Changes in Registrant's Certifying Accountant.

Effective January 17, 1997, Corbin & Wertz, the Registrant's independent certified public accountants, resigned and the Registrant's Board of Directors approved a change in independent certified accountants from Corbin & Wertz to Sarna & Company.

The independent auditor's reports issued by Corbin & Wertz on the Registrant's consolidated financial statements for the years ended December 31, 1995 and 1994 did not contain an adverse opinion or disclaimer of opinion, and such reports were not modified for any departure from generally accepted accounting principles or for any limitation of audit scope. The report of Corbin & Wertz for the year ended December 31, 1994 contained an explanatory paragraph regarding uncertainty about the Registrant's ability to continue as a going concern. The report of Corbin & Wertz for the year ended December 31, 1995 contained explanatory paragraphs regarding uncertainty about (1) the Registrant's ability to continue as a going concern, (2) the amounts for which the Registrant may be liable as a result of sales of equity securities in violation of Federal and state securities laws, and (3) the potential delisting of the Registrant from the Nasdaq SmallCap Market. During the above-referenced years ended December 31, 1995 and 1994, there were no disagreements with Corbin & Wertz on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which would have caused Corbin & Wertz to reference such matters in their reports, except that during the year ended December 31, 1995, management of the Registrant capitalized interest on the Registrant's property held for timeshare development in reliance on Statement of Financial Accounting Standards No. 34. Corbin & Wertz determined that such capitalization was not appropriate due to the relatively inactive state of redevelopment of the Lake Tropicana Apartments (property held for timeshare development). Management resolved the disagreement by expensing a substantial portion of the interest capitalized during 1995 in the fourth quarter of 1995.

Corbin & Wertz was requested to read a draft of the Registrant's Quarterly Report on Form 10-QSB for the nine months ended September 30, 1996. In connection with such reading, Corbin & Wertz requested in writing that management of the Registrant consider expanding certain disclosures and making certain adjustments to conform to generally accepted accounting practices. Specifically, Corbin & Wertz suggested:

        - Expanded disclosure of potential violations of Federal securities laws with respect to the issuance of certain shares of Common Stock;

        - Disclosure of the nature of the services provided to the Registrant for approximately 58,000,000 shares of Common Stock valued at approximately $2.9 million (Corbin & Wertz believed that a table reflecting the total shares and services would assist the users of the financial statements to better understand the nature and benefit of these services provided to the Registrant);

        - Expensing interest capitalized to property held for timeshare development during the nine months ended September 30, 1996;

        - Disclosure of the "as is" value of the Lake Tropicana Apartments (approximately $6,000,000) which may be realized in the event the timeshare development does not proceed and/or foreclosure on such property occurs by the senior secured lenders;

        - Disclosure of the nature of the increase in other assets/prepaid expenses and an assessment of whether such amounts are properly capitalized; and

        - Disclosure of the write-off of the land held for sale aggregating $360,000.

Management of the Registrant reviewed the correspondence from Corbin & Wertz and determined that the Form 10-QSB accounting treatments and disclosures were adequate.

In accordance with the rules of the Securities and Exchange Commission, the Registrant has requested Corbin & Wertz to furnish the Registrant with a letter to the Commission, which letter is filed as an Exhibit hereto.

Item 7.

Financial Statements and Exhibits.

         (a)     Financial statements of businesses acquired:  N/A

         (b)     Pro forma financial information:  N/A

         (c)     Exhibits:

                 Exhibit No.         Description

                 16.2                Letter of Corbin & Wertz.





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                            MPTV, INC.




Date:      January 23, 1997             By: /s/ JAMES C. VELLEMA
                                           ---------------------------------
                                        Name: James C. Vellema
                                        Title: Chairman/Chief Executive Officer





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